For Ministry Use Only
À l'usage exclusif du ministère

Ministry of Consumer and Business Services
Ontario

Ministère des Services aux consommateurs et aux entreprises

Ontario Corporation Number
Numéro de la compagnie en Ontario

1589461

1.

CERTIFICATE
This is to certify that these articles are effective on

CERTIFICAT
Ceci certifie que les présents status entrent en vigueur le

OCTOBER 0 8 OCTOBRE, 2003

Director / Directrice
Business Corporations Act / Loi sur les sociétés par actions

Form 6
Business Corporations Act

Formule numéro 6
Loi sur les compagnies

ARTICLES OF CONTINUANCE
STATUTS DE PROROGATION

1. The name of the corporation is: *Dénomination sociale de la compagnie:*

JAGUAR MINING INC.

2. The corporation is to be continued under the name (if different from 1): *Nouvelle dénomination sociale de la compagnie (si elle différente de celle inscrite ci-dessus):*

3. Name of jurisdiction the corporation is leaving: *Nom de l'état que quitte la compagnie:*

NEW BRUNSWICK

(Name of jurisdiction)/*(Nom de l'état)*

4. Date of incorporation/amalgamation: *Date de la constitution ou de la fusion:*

01 03 2002

(Day, Month, Year) *(jour, mois, année)*

5. The address of the registered office is: *Adresse du siège social:*

20 QUEEN STREET WEST, SUITE 2500

(Street & Number, or R.R. Number & if Multi-Office Building give Room No.)
(Rue et numéro, ou numéro de la R.R. et, s'il s'agit édifice à bureaux, numéro du bureau)

TORONTO, ONTARIO — M5H 3S1

(Name of Municipality or Post Office)
(Nom de la municipalité ou du bureau de poste)

(Postal Code/*Code postal*)

6. Number (or minimum and maximum number) of directors is:

Nombre (ou nombres minimal et maximal) d'administrateurs:

MINIMUM 1; MAXIMUM 9

7. The director(s) is/are:

Administrateur(s):

First name, initials and surname *Prénom, initiales et nom de famille*	Address for service, giving Street & No. or R.R. No., Municipality and Postal Code *Domicile élu, y compris la rue et le numéro, le numéro de la R.R. ou le nom de la municipalité et le code postal*	Resident Canadian State Yes or No *Résident Canadien Oui/Non*
DANIEL R. TITCOMB	48 PLEASANT STREET, CONCORD, NEW HAMPSHIRE, 03301 U.S.A.	NO
JUVENIL T. FELIX	RUA FERNANDES TOURINHO, 487 SALA 402 30.112-000-SAVASSI- -BELO HORIZONTE, MINAS GERAIS, BRAZIL	NO
GABRIEL R. CROZZOLI	161 BAY STREET, SUITE 2400, TORONTO, ONTARIO, M5J 2S1	YES
ROBERT W. JACKSON	370 MAPLE AVENUE, OAKVILLE, ONTARIO, L6J 2H9	YES
GARY E. GERMAN	40 KING STREET WEST, SUITE 3600, TORONTO, ONTARIO, M5H 3Y2	YES

8. Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise:

Limites, s'il y a lieu, imposées aux activités commerciales ou aux pouvoirs de la compagnie:

NONE

9. The classes and any maximum number of shares that the corporations is authorized to issue: *Catégories et nombre maximal, s'il y a lieu, d'actions que la compagnie est autorisée à émettre:*

An unlimited number of common shares (hereinafter referred to as the "Common Shares").

10. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:

Droits, privilèges, restrictions et conditions, s'il y a lieu, rattachés à chaque catégorie d'actions et pouvoirs des administrateurs relatifs à chaque catégorie d'actions qui peut être émise en série:

NONE

11. The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows:

L'émission, le transfert ou la propriété d'actions est/n'est pas restreinte. Les restrictions, s'il y a lieu, sont les suivantes:

NONE

12. Other provisions, (if any): *Autres dispositions, s'il y a lieu.*

The directors of the Corporation may, without authorization of the shareholders:

(a) borrow money on the credit of the Corporation;

(b) issue, reissue, sell or pledge debt obligations of the Corporation;

(c) subject to the Business Corporations Act of Ontario, give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and

(d) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation.

The directors may from time to time delegate to such one or more of the directors and officers of the Corporation as may be designated by the directors all or any of the powers conferred on the directors above to such extent and in such manner as the directors shall determine with respect to each such delegation.

13. The corporations has complied with subsection 180(3) of the Business Corporations Act.

La compagnie s'est conformée aux dispositions du paragraphe 180(3) de la Loi sur les compagnies.

14. The continuation of the corporation under the laws of the Province of Ontario has been properly authorized under the laws of the jurisdiction in which the corporation was incorporated/amalgamated or previously continued on ~~October 1, 2003.~~

Le prorogation de la compagnie en vertu des lois de la province de l'Ontario a été dûment autorisée en vertu des lois de l'autorité législative sous le régime de laquelle la compagnie a été constituée ou prorogée le

SEPTEMBER 29 , 2003

(Day, Month, Year)
(jour, mois, année)

15. The corporation is to be continued under the Business Corporations Act to the same extent as if it had been incorporated thereunder.

Le prorogation de la compagnie en vertu de la Loi sur les compagnies a le même effet que si la compagnie avait été constituée en vertu de cette loi.

These articles are signed in duplicate.

Les présents statuts sont signés en double exemplaire.

JAGUAR MINING INC.

(Name of Corporation)
(Dénomination sociale de la compagnie)

By/*Par:*

(Signature)
(Signature)

SECRETARY

(Description of Office)
(Fonction)